Exhibit 10.19


           SENIOR MANAGEMENT VOLUNTARY DEFERRED COMPENSATION PLAN

                                prepared for

                        INSITUFORM TECHNOLOGIES, INC.









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                        INSITUFORM TECHNOLOGIES INC.

           SENIOR MANAGEMENT VOLUNTARY DEFERRED COMPENSATION PLAN

                     ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1. Purpose. The purpose of this Senior Management Voluntary Deferred Compensation Plan (hereinafter, the "Plan") is to permit a select group of management and highly compensated employees of Insituform Technologies, Inc. and its subsidiaries to defer the receipt of income which would otherwise become payable to them. It is intended that this plan, by providing this deferral opportunity, will assist in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2.    Effective Date.  The Plan shall be effective as of February
        1, 1999.

                          ARTICLE II - DEFINITIONS

        For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1. Account(s). "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as:
        a)  Retirement Account; and,
        b)  In-Service Account.

2.2. Beneficiary. "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under
        Article VI to receive any Plan benefits payable after the Participant's death.

2.3. Board. "Board" means the Board of Directors of the Company.

2.4.    Change in Control.  A "Change in Control" shall occur if:

        a)  Any "person" or "group" (within the meaning of Sections
            13(d) and 14(d)(2) of the Securities Exchange Act of
            1934, as amended) becomes the "beneficial owner" (as
            defined in Rule 13-d under such Act) of more than fifty
            (50%) of the then outstanding voting stock of the
            Company, other than through a transaction arranged by,
            or consummated with the prior approval of, the Board; or
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        b)  During any period of two (2) consecutive years,
            individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof;
            or
        c) The shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of a Company outstanding immediately prior thereto continuing to represent
            (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or
        d) The shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of the Company's assets.

2.5. Committee. "Committee" means the Committee appointed by the CEO to administer the Plan pursuant to Article VII.
        The initial Committee shall consist of the CEO, the Human
        Resources Director and Legal Counsel.

2.6. Company. "Company" means Insituform Technologies, Inc., a Delaware corporation, and any directly or indirectly 100% owned or affiliated U.S based subsidiary corporations, any other affiliate designated by the Board, or any successor to the business of any of the foregoing if such successor is a U.S. based entity.

2.7. Compensation. "Compensation" means the base salary payable to and bonus or incentive compensation earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding.
        For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, (the "Code"), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee Approval.
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2.8.    Deferral Commitment.  "Deferral Commitment" means a
        commitment made by a Participant to defer a portion of Compensation as set forth in Article III. The Deferral Commitment shall apply to salary and/or bonus payable to a Participant, and shall specify the Account or Accounts to which the Compensation deferred shall be allocated. Such deferral commitment shall be made in whole percentages or stated dollar amounts and shall be made in a form acceptable to the Committee. A Deferral Commitment shall remain in effect until amended or revoked as provided under
        Section 3.2 (b), below.

2.9.    Deferral Period.   "Deferral Period" means each calendar
        year, except that the initial Deferral Period shall be February 1, 1999 through and including December 31, 1999.

2.10. Determination Date. "Determination Date" means the last day of each calendar month.

2.11.   Disability.      "Disability" means a permanent physical or
        mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Company. The Committee shall determine the existence of Disability, in its sole discretion, and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

2.12. Discretionary Contribution. "Discretionary Contribution" means the Company contribution credited to a Participant's Account(s) under Section 4.5, below.

2.13. Interest. "Interest" means the amount credited to a Participant's Account(s) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.21, below and in a manner consistent with Section 4.3, below. Such credits to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan.

2.14. Form of Payment Designation. "Form of Payment Designation" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.15. 401(k) Plan. "401(k) Plan" means the Insituform Technologies 401(k) Profit Sharing Plan, or any other successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code.

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2.16.   Matching Contribution.  "Matching Contribution" means the
        Company contribution credited to a Participant's Account(s) under Section 4.4, below.

2.17. Participant. "Participant" means any employee who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article III, below. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.18.   Plan.  "Plan" means this Senior Management Voluntary
        Deferred Compensation Plan as amended from time to time.

2.19. Retirement. "Retirement" means the termination of employment with the Company of the Participant after attaining age 55 with at least 10 Years of Service.

2.20.   Plan Year.   "Plan Year" or "Year" shall be the calendar
        year except for the first and last years in which the Plan operates, in which case the Plan Year shall be that portion of the first and last calendar years in which the Plan operated if less than 12 full months.

2.21.   Valuation Funds.   "Valuation Funds" means one or more of
        the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant's Account(s) in accordance with Article IV, below, and do not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

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ARTICLE III - ELIGIBILITY AND PARTICIPATION


3.1.    Eligibility and Participation.
        a)  Eligibility.      Eligibility to participate in the Plan
            shall be limited to those select Senior Management employees of Company whose base salary for the calendar year immediately prior to their first year of eligibility to participate in this plan was at least ninety thousand dollars ($90,000), plus any other select key executives designated by the Committee from time to time.
        b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, and completion, submission, and acceptance by the Committee, of a Deferral Commitment and a Form of Payment Designation to the Committee no later than thirty (30) days prior to the beginning of the Deferral Period.
        c)  First-Year Participation.   When an individual first
            becomes eligible to participate during a Deferral Period, a Deferral Commitment may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee.

3.2.    Form of Deferral.  A Participant may elect a Deferral
        Commitment as follows:

        a)  Form of Deferral Commitment.   A Deferral Commitment
            shall be made with respect to salary and/or bonus payable by the Company to a Participant during the immediately succeeding Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Accounts. The Participant shall set forth the amount to be deferred as either a full percentage of salary and/or bonus (the Participant may designate a different percentage of salary and bonus that is to be deferred under this Plan), or as a stated dollar amount. Salary Deferral Commitments shall be offset by amounts deferred by the Participant into the 401(k) Plan, and shall be made in roughly equal amounts over the calendar year, but only after the Participant has reached the maximum deferral amounts permitted under the 401(k) Plan. Bonus Deferral Commitments will be in addition to contributions from the bonus to the 401(k) Plan. In addition, the Deferral Commitment shall specify the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds
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        b)  Period of Commitment.  Once a Participant has made a
            Deferral Commitment, that Commitment shall remain in effect for the next succeeding Deferral Period and shall remain in effect for all future Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than thirty (30) days prior to the beginning of a subsequent Deferral Period.

3.3. Limitations on Deferral Commitments. The following limitations shall apply to a Deferral Commitment, subject to amendment by the Committee upon providing written notice to all Participants:
        a) Maximum. The maximum amount of each payment of base salary that may be deferred into this Plan and the 401(k) Plan shall be fifteen percent (15%) of base salary, and the maximum amount of each payment of bonus or incentive compensation that may be deferred into this Plan shall be twenty-five percent (25%) of bonus or incentive compensation.
        b) Minimum. The minimum amount of each payment of base salary that may be deferred shall be 1% of base pay, and the minimum amount of each payment of bonus or incentive compensation that may be deferred shall be 1% of the bonus or $1,000 if a dollar amount is specified.

3.4. Commitment Limited by Termination. If a Participant terminates employment with Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of termination.

3.5. Modification of Deferral Commitment. A Deferral Commitment shall be irrevocable by the Participant during a Deferral
        Period.

3.6. Change in Employment Status. If the Committee determines that a Participant's employment performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant's employment with Company, the Participant's existing Deferral
        Commitment shall terminate at the end of the Deferral
        Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of '3.1, above and has Committee approval. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement
        Income Security Act of 1974, as amended, the Committee may, in its sole discretion terminate any Deferral Commitment for that year, prohibit the Participant from making any
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        future Deferral Commitments and/or distribute the
        Participant's Account Balances in accordance with Article
        V of this Plan as if the Participant had terminated employment with the Company as of that time.

                 ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1. Accounts. The Compensation deferred by a Participant under the Plan, any Matching Contributions, Discretionary Contributions and Interest shall be credited to the Participant's Account(s). Separate sub-accounts may be maintained to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(a), above. These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2. Timing of Credits; Withholding. A Participant's deferred Compensation shall be credited to each Account designated by the Participant on the last day of the month during which the Compensation deferred would have otherwise been payable to the Participant, except that the Committee shall have complete discretion to establish administrative procedures, to the extent practical, to insure that the Participant's deferrals into the 401(k) Plan are maximized to the extent permitted by law. Any Matching Contributions shall be credited to each Participant's Retirement Account on the last day of the Deferral Period during which the deferred Compensation to which the Matching Contributions relates was credited to each Account. Any Discretionary Contributions shall be credited to the Retirement Account as provided by the Committee. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

4.3.    Valuation Funds.  A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each
        Account that shall be allocated among the available
        Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee.
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        Upon notice to the Committee, the Participant may also
        reallocate the balance in each Valuation Fund among the other available Valuation Funds as of the next succeeding Determination Date, but in no event shall such re-allocation occur more frequently than quarterly.

4.4.    Matching Contributions.   Company shall credit a Matching
        Contribution to the Participant's Retirement Account with respect to the Compensation deferred by the Participant under this Plan during a Deferral Period. Such Matching Contribution shall be equal to one hundred percent (100%) of the first three percent (3%) of the Participant's Compensation before such deferrals, plus fifty percent (50%) of the next two percent (2%) of the Participant's Compensation before such deferrals. For purposes of this Plan only base Compensation shall not include compensation of any participant which is in excess of one hundred sixty thousand dollars ($160,000) in any year or such other sum as the committee shall determine from time to time. The Matching Contribution to this Plan shall be reduced by any Matching Contributions credited on behalf of the Participant into the 401(k) Plan. The Matching Contribution shall be credited to the Retirement Account in the same proportion as set forth in section 4.1 above.

4.5. Discretionary Contributions. Company may make Discretionary Contributions to a Participant's Retirement Account. Discretionary Contributions shall be credited at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board in its sole discretion shall determine. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated to the Retirement Account.

4.6. Determination of Accounts. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination
        Date, adjusted as follows:

        a) New Deferrals. Each Account shall be increased by any deferred Compensation credited since such prior
            Determination Date in the proportion chosen by the
            Participant.
        b) Company Contributions. The Retirement Account shall be increased by any Matching and/or Discretionary
            Contributions credited since such prior Determination
            Date in the same proportion chosen by the Participant
            with respect to new deferrals as set forth above.
        c)  Distributions.  Each Account shall be reduced by the
            amount of each benefit payment made from that Account
            since the prior Determination Date.  Distributions shall
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            be deemed to have been made proportionally from each of
            the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination
            Date immediately preceding the date of payment.
        d) Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

4.7. Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant's Account and Interest thereon as follows:
        a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Interest thereon.
        b) Matching Contributions. A Participant shall be one hundred percent (100%) vested at all times in the amount of the Matching Contributions credited to the Participant's Retirement Account and Interest thereon.

        c)  Discretionary Contributions.  A Participant's
            Discretionary Contributions and Interest thereon shall become vested as determined by the Compensation
            Committee of the Board, or the Board.

4.8.    Statement of Accounts.      The Committee shall give to each
        Participant a statement showing the balances in the Participant's Account on a quarterly basis.

                          ARTICLE V - PLAN BENEFITS

5.1. Retirement Account. The vested portion of a Participant's Retirement Account shall be distributed to the Participant upon the termination of employment with the Company. Benefits under this section shall be payable as soon as administratively practical after termination of employment. The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.4, below, unless the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment.

5.2. In-Service Account. The vested portion of a Participant's In-Service Account shall be distributed to the Participant upon the date chosen by the Participant in the first Deferral Commitment which designated a portion of the Compensation deferred be allocated to the In-Service Account, provided that the date specified shall not be
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        prior to the fifth anniversary of the first Deferral
        Commitment electing an In-Service distribution. The permitted forms of benefit payments are:
        a) A lump sum amount which is equal to the vested Account balance; and,
        b) Annual installments for a period of five (5) years where the annual payment shall be equal to the balance of the Account or sub-account immediately prior to the payment, multiplied by a fraction, the numerator of which is one
            (1) and the denominator of which commences with five (5) and is reduced by one (1) in each succeeding year, unless the total amount in the Participant's In-Service Account as of the date chosen by the Participant for payment is less than $5,000, the In-Service Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary. Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

        Notwithstanding anything to the contrary in this section, if the Participant terminates employment with the Company prior to the date so chosen by the Participant, the vested portion of the In-Service Account shall be added to the Retirement Account as of the date of termination of service and shall be paid in accordance with the provisions of
        Section 5.1, above.

5.3. Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any Account, Company shall pay to the Participant's beneficiary an amount equal to the vested Account balance in that Account in a manner chosen by the Participant in the most recent Deferral Commitment. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant's designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

5.4.    Form of Payment.  Unless otherwise specified in this Plan, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided, and specified
        by the Participant in the Form of Payment Designation.  The
        most recently submitted Form of Payment Designation shall
        be effective for the entire vested Account balance unless
        amended in writing by the Participant and delivered to the Committee. If, at the time payment of benefits under this
        Plan become due and payable, the Participant's most recent election as to the form of payment was made within one (1)
        year of such payment, then the most recent election made by
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        the Participant more that one year prior to the time of
        payment shall be used to determine the form of payment.
        The permitted forms of benefit payments with respect to the Retirement Account are:
        a) A lump sum amount which is equal to the vested Account balance; and,
        b) Annual installments for a period of up to ten (10) years where the annual payment shall be equal to the balance of the Account or sub-account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

5.5. Small Account. If the total of a Participant's vested, unpaid Account balances as of the Participant's Retirement is less than $50,000, the remaining unpaid, vested
        Account(s) shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.6. Withholding; Payroll Taxes. Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

5.7. Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.8. Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.
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                    ARTICLE VI - BENEFICIARY DESIGNATION

6.1. Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant to the Participant's spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

6.2.    Changing Beneficiary.   Any Beneficiary designation may be
        changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.1 above, by the filing of a new designation shall cancel all designations previously filed.

6.3.    Change in Marital Status.   If the Participant's marital
        status changes after the Participant has designated a Beneficiary, the following shall apply:

        a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.1 above.
        b) If the Participant is unmarried at death but was married when the designation was made:
        i) The designation shall be void if the spouse was named as Beneficiary.
        ii) The designation shall remain valid if a non-spouse Beneficiary was named.
        c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in Section 6.1 above.

6.4.    No Beneficiary Designation.   If any Participant fails to
        designate a Beneficiary in the manner provided above, if
        the designation is void, or if the Beneficiary designated
        by a deceased Participant dies before the Participant or
        before complete distribution of the Participant's benefits,
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        the Participant's Beneficiary shall be the person in the
        first of the following classes in which there is a survivor:
        a)  The Participant's surviving spouse;
        b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;
        c)  The Participant's estate.

6.5.    Effect of Payment.   Payment to the Beneficiary shall
        completely discharge the Company's obligations under this Plan.

                        ARTICLE VII - ADMINISTRATION

7.1.    Committee; Duties.   This Plan shall be administered by the
        Committee, which shall consist of not less than three (3) persons appointed by the CEO, except after a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2.    Agents.   The Committee may, from time to time, employ
        agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.    Binding Effect of Decisions.   The decision or action of
        the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4.    Indemnity of Committee.   The Company shall indemnify and
        hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

7.5.    Election of Committee After Change in Control.   After a
        Change in Control, vacancies on the Committee shall be
        filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote.
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        If no Committee members remain, a new Committee shall be
        elected by majority vote of the Participants in the Plan immediately preceding such Change in control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

                       ARTICLE VIII - CLAIMS PROCEDURE

8.1.    Claim.   Any person or entity claiming a benefit,
        requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2. Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

        a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;
        b) A description of any additional material or information required and an explanation of why it is necessary; and
        c)  An explanation of the Plan's claim review procedure.

8.3. Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4. Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

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               ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1.    Amendment.   The Board may at any time amend the Plan by
        written instrument, notice of which is given to all Participants and to Beneficiary receiving installment payments, subject to the following:
        a)  Preservation of Account Balance.   No amendment shall
            reduce the amount accrued in any Account as of the date such notice of the amendment is given.
        b)  Changes in Interest Rate.   No amendment shall reduce,
            either prospectively or retroactively, the rate of Interest to be credited to the amount already accrued in any of the Participant's Accounts and any amounts credited to the Account under Deferral Commitments already in effect on that date, except as may be provided in section 2.21, above as a result of a selection or deletion of available Valuation Funds. Future Account Balances will depend on the Valuation Fund Performance.

9.2.    Company's Right to Terminate.   The Board may at any time
        partially or completely terminate the Plan if, in its judgement, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.
        a)  Partial Termination.   The Board may partially terminate
            the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.
        b)  Complete Termination.   The Board may completely
            terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall distribute each Account to the appropriate Participant. Payment shall be made as a lump sum or in the number of annual installments indicated below based on the sum of the Participant's Account Balances at the time of termination of the Plan by the Board where the annual payment shall be equal to the balance of the Accounts immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment indicated below and is reduced by one (1) in each succeeding year:

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        Account Balance                         Payout Period
        ---------------                         -------------
        Less than $10,000                       Lump Sum
        $10,000 but less than $50,000           3 Years
        More than $50,000                       5 Years


            Interest on the unpaid balance shall be based on the most recent allocation among the available Valuation
            Funds chosen by the Participant in accordance with
            Section 4.3, above.

                          ARTICLE X - MISCELLANEOUS

10.1.   Unfunded Plan.   This plan is an unfunded plan maintained
        primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2.   Company Obligation.   The obligation to make benefit
        payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, that Company and shall not be an obligation of another company.

10.3.   Unsecured General Creditor.   Notwithstanding any other
        provision of this Plan, Participants and Participants' Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4.   Trust Fund.   Company shall be responsible for the payment
        of all benefits provided under the Plan.  At its
        discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits.
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        Although such a trust shall be irrevocable, its assets
        shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.5.   Nonassignability.     Neither a Participant nor any other
        person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment pursuant to the terms of this Plan be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. All amounts credited under this Plan to any Participant's Account constitute property of the Company until payment is in fact made to the Participant pursuant to the terms hereof.

10.6.   Not a Contract of Employment.   This Plan shall not
        constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.7.   Protective Provisions.   A Participant will cooperate with
        Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company. Participants may also be required to enroll in Life Insurance Programs as determined by the Company providing equal benefits under the Company's Group Life Insurance Program.

10.8.   Governing Law.   The provisions of this Plan shall be
        construed and interpreted according to the laws of the State of Missouri, except as preempted by federal law.

10.9.   Validity.   If any provision of this Plan shall be held
        illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
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10.10.   Notice.   Any notice required or permitted under the Plan
         shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in company's records.

10.11.   Successors.   The provisions of this Plan shall bind and
         inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.